Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated June 4, 2012 (including amendments thereto) with respect to the shares of common stock, par value $0.001 per share, of Verint Systems Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  June 4, 2012

CADIAN CAPITAL MANAGEMENT, LLC

By:	/s/ Eric Bannasch
	Name:	Eric Bannasch
	Title:	Managing Member

CADIAN FUND LP

By:	Cadian GP, LLC, its General Partner

By:	/s/ Eric Bannasch
	Name:	Eric Bannasch
	Title:	Managing Member

CADIAN MASTER FUND LP

By:	Cadian GP, LLC, its General Partner

By:	/s/ Eric Bannasch
	Name:	Eric Bannasch
	Title:	Managing Member

CADIAN GP, LLC

By:	/s/ Eric Bannasch
	Name:	Eric Bannasch
	Title:	Managing Member

/s/ Eric Bannasch
ERIC BANNASCH